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                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]


                                February 2, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:  FirsTier Financial, Inc. Definitive Proxy Materials


Ladies and Gentlemen:


    On behalf of FirsTier Financial, Inc., we hereby file via EDGAR definitive proxy materials pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended. No filing fee is required herewith because a fee was paid upon filing of preliminary proxy materials (filed October 10, 1995).


    Please call me at (212) 403-1327 if you have any questions.


                                       Very truly yours,


                                       /s/ David C. Karp

                                       David C. Karp